UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report: January 28, 2010
QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
35 EAST WACKER DRIVE, CHICAGO, ILLINOIS 60601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number including area code: (312) 467-6755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement
     On January 28, 2010, Quixote Corporation (the “Company” or “Quixote”) entered into memorandums of understanding with plaintiffs’ counsel and the other named defendants to settle the following purported class action lawsuits (the “Lawsuits”) that were filed following the announcement of the pending offer (the “Offer”) made by Trinity Industries, Inc. (“Trinity”) and its wholly-owned subsidiary THP Merger Co. (“Purchaser”), to acquire the Company’s outstanding common stock at $6.38 per share to be followed by a back-end merger: Superior Partners, on Behalf of Itself and All Others Similarly Situated vs. Leslie J. Jezuit, Bruce Reimer, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation and Trinity Industries, Inc. (Case No. 10 CH 0613) filed on January 13, 2010 in the Circuit Court of Cook County, Illinois, Chancery Division (the “Court”); and Ralph A. Ardito, Individually and on Behalf of All Others Similarly Situated vs. Bruce Reimer, Leslie J. Jezuit, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation, Trinity Industries, Inc. and THP Merger Co. (Case No. 10 CH 2544) filed on January 20, 2010 in the Court. The Lawsuits are described in greater detail in the Solicitation/Recommendation Statement on Schedule 14D-9 initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 7, 2010, as amended on January 15, 2010, January 19, 2010 and January 22, 2010 (as so amended, and as further amended hereby, the “Schedule 14D-9”).
     Copies of the memorandums of understanding are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
     Under the terms of the memorandums of understanding, the Company, the other named defendants and the plaintiffs have agreed to settle the Superior Partners lawsuit and dismiss the Ardito lawsuit as moot, subject to court approval. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the previous disclosures were inadequate but the Company agreed to make available certain additional information to its stockholders, which is described below under Item 8.01. The memorandums of understanding further contemplate that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the Offer, the Merger, the Merger Agreement, the adequacy of the merger consideration, the negotiations preceding the Merger Agreement, the adequacy and completeness of the disclosures made in connection with the Offer and the Merger and any actions of the individual defendants in connection with the Offer, the Merger or the Merger Agreement, including any alleged breaches of the fiduciary duties of any of the defendants, or the aiding and abetting thereof. If the court does approve of the settlement after a notice period, then all public stockholders who did not elect to opt out of such settlement will be bound thereby.
     In addition, in connection with the settlement and as provided in the memorandums of understanding, and subject to approval by the court, the named defendants or their insurers will pay to plaintiffs’ counsel in the Superior Partner action for their fees and expenses an amount not to exceed $431,000, and the named defendants or their insurers will pay to plaintiff’s counsel in the Ardito action an amount not to exceed $169,000 and, per the settlement with the plaintiff in the Ardito action, the settlement of the Superior Partners action moots the Ardito action. Neither payment will affect the amount of consideration to be paid to stockholders of the Company in connection with the Offer and the subsequent merger. Furthermore, any payment is also conditioned on the Offer being consummated so the Company’s stockholders will not indirectly bear such payment.
     Under the terms of the Merger Agreement, the settlement is subject to the approval of Trinity, which may not be unreasonably withheld or delayed. Trinity has given its approval to the settlement described by the memorandums of understanding.
     The Company and the other defendants maintain that the lawsuits are completely without merit. Nevertheless, in order to avoid costly litigation and eliminate the risk of any delay to the closing of the Offer and subsequent merger, and because the only effect of the settlement on the stockholders is to provide additional disclosure, the defendants have agreed to the settlement contemplated in the memorandum of understanding.

Item 8.01. Other Events.
     The disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference. Following is the additional information the Company is making available to its stockholders in an amendment to the Schedule 14D-9 that the Company is concurrently filing with the SEC.
1. The following sets forth additional disclosure to be included in Item 3(a) of the Schedule 14D-9 (“Agreements, Arrangements or Understandings between the Company or its Affiliates and the Company, its Executive Officers, Directors or Affiliates”) in the subsection entitled “Treatment of Restricted Stock Awards; Cash Payable for Outstanding Shares of Common Stock Pursuant to the Offer”:
     “As of December 31, 2009, the directors and Executive Officers of Quixote beneficially owned, in the aggregate, 505,331 Shares, excluding Shares issuable upon exercise of options which are discussed below, and including Restricted Stock Awards for 3,666 shares of the Shares subject to forfeiture provisions (other than the Reimer Forfeited Shares, which are not included in either Share number). If the directors and Executive Officers were to validly tender all 505,331 of those Shares, including all 3,666 shares of those Shares underlying their Restricted Stock Awards that will no longer be subject to forfeiture provisions for purchase pursuant to the Offer and those Shares were accepted for payment and purchased by Purchaser, then the directors and officers would receive an aggregate of $3,224,011.78 in cash pursuant to tenders into the Offer. The beneficial ownership of Shares, including Restricted Stock Awards held by each director and Executive Officer, is further described in the Information Statement under the headings “Stock Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End Table”. The table below sets forth the number of Shares (not including Company Stock Options (as defined below)), including the number of Shares (other than the Reimer Forfeited Shares) underlying Restricted Stock Awards that will no longer be subject to forfeiture provisions, held by the directors and Executive Officers of Quixote and the amount of cash consideration they will receive for those Shares, assuming that the Effective Time was on December 29, 2009.

	Number of Shares of	Cash Consideration for
	Common Stock	Shares of Common
Director/Executive Officer	Owned (1)	Stock Owned (1)
Leslie J. Jezuit	135,555	$864,840.90
Bruce Reimer	17,345	110,661.10
Daniel P. Gorey	83,745	534,293.10
Robert D. Van Roijen	112,700	719,026.00
Lawrence C. McQuade	58,300	371,954.00
Duane M. Tyler	2,000	12,760.00
Clifford D. Nastas	0	0
Joan R. Riley	95,686	610,476.68

Total:	505,331	$3,224,011.78

(1)	Includes the following Shares subject to Restricted Stock Awards with respect to which forfeiture provisions will lapse as a result of the merger: Mr. Gorey, 2,000 Shares ($12, 760 in cash consideration); and Ms. Riley, 1,666 Shares ($10,629 in cash consideration).”
2. The following sets forth additional disclosure to be included in Item 4(i) of the Schedule 14D-9 (“Background of the Offer”):
     “As previously disclosed, between April 2008 and November 2008, the Company’s management and JPMorgan identified nine companies (including Trinity), in addition to Company A, that they believed, based on their extensive industry knowledge, would be interested in pursuing a strategic transaction with the Company. These companies, 7 of which can be characterized as “strategic” buyers and 2 of which can be characterized as “financial” buyers (including a private equity firm that was associated with a then current employee of the Company), were identified with the assistance of JPMorgan. The Company’s management and members of the Quixote board of directors believed and determined that these companies would most likely be interested in acquiring the Company because they would see value in the Company’s technology and distributor and customer relationships and would derive greater profitability from the Company’s business than the Company could on a standalone basis through consolidation and because of their greater scale. The Company’s management and the Quixote board of directors determined, based on industry knowledge, that other candidates were significantly less likely due to the absence or materially lesser magnitude of these synergies. The Company’s management and the Quixote board of directors concluded that only buyers who could realize synergies similar to those described above would be willing to pay a substantial premium above the Company’s current stock price, and therefore determined and believed that it would not be productive or otherwise worthwhile to contact purely “financial” or “non-strategic” buyers such as private equity funds. Company management or JPMorgan contacted each of the identified companies to explore the possibility of a strategic transaction with the Company and in some cases provided them with information concerning the Company’s financial condition and operations. Following these initial contacts, each of the companies, other than Trinity or Company A, declined to pursue further discussions, citing a lack of synergies or lack of strategic fit, or indicating that it would be unable to provide an acceptable price. None of these parties, other than Company A and Trinity, provided any written indication of interest or similar offer with respect to such a strategic transaction.
     As previously disclosed, in August 5, 2008, JPMorgan made a presentation to the Company’s board of directors. Among the topics presented and discussed, JPMorgan identified and discussed various strategic alternatives available to the Company, including: maintaining the status quo, while focusing on improving performance and growing its core businesses; completing a leveraged recapitalization; pursuing growth through acquisitions; and pursuing the sale of the Company.
     As previously disclosed, on October 8, 2008, the Quixote board of directors met with JPMorgan and Holland & Knight. During that meeting, among other things JPMorgan provided the Quixote board of directors with a preliminary valuation analysis of the Company based on information provided by management, identified potential strategic buyers, and provided an overview of the divestiture process. Holland & Knight reviewed with the Quixote board of directors their fiduciary duties and other legal requirements relating to the divestiture process. Following these presentations, the Quixote board of directors asked questions of its advisors, and further discussed the substance of the presentations with its advisors. The Quixote board of directors authorized JPMorgan to make a confidential targeted inquiry of eight identified companies that Company management, the Quixote board of directors and JPMorgan thought most likely to contribute to a meaningful valuation analysis.
     As previously disclosed, during the December 4, 2008 meeting of the Quixote board of directors, JPMorgan presented information concerning the current economic uncertainties and the correspondingly negative impact on the capital and other financial markets. The Board discussed that Trinity on December 1, 2008 terminated discussions regarding an acquisition of the Company. As part of its analysis, JPMorgan discussed the effects of the current financial conditions on Company A given that its November 2008 offer to purchase the Company for $10.00 per share was payable 100% in Company A common stock. In particular, the Quixote board of directors discussed the effects of the current conditions on the stock price of Company A. Based on this information and its analysis, the Quixote board of directors concluded that it would not be possible to accomplish a strategic transaction with Company A or any other identified strategic partner at an acceptable price under current economic conditions.
     In the fall of 2009, Morgan Keegan as part of its engagement with respect to the Convertible Securities contacted approximately 50 “financial” groups, some of which were private equity funds capable of a strategic transaction with the Company. The Company did not contact the private equity fund that was associated with the Quixote employee, who had left the Company since the initial 2008 contact. In evaluating the responses from these financial groups with respect to the Convertible Securities, it was clear to Quixote management that the valuation of the Company by these financial groups was inadequate when compared to the valuation inherent in the offers made by Trinity and Company A as strategic buyers.
     As a result of the process undertaken since April 2008, by the fall of 2009, the Quixote board of directors determined that Company A and Trinity were the only parties interested in, and capable of, completing a strategic transaction with the Company on terms that could be acceptable to the Company.

     As previously disclosed, during the course of discussions with Trinity and Company A during 2009, each of those companies indicated that the focus of their interest in the Company was the Company’s Protect and Direct business segment.
     As previously disclosed, on July 10, 2009, JPMorgan’s engagement ended in accordance with its terms. Given that (i) no discussions with third parties had occurred in more than six months, (ii) the Company’s focus had turned to its Convertible Securities obligations and (iii) the Company’s principal contact had left JPMorgan, the Company determined not to extend the engagement of JPMorgan.
     As previously disclosed, Vaisala approached the Company in September 2009 to discuss acquiring the Company’s Inform business segment. Company management determined that the sale of its Inform business segment at an appropriate price provided an opportunity to obtain part of the necessary funds to enable the Company to meet its Convertible Securities obligations. Vaisala’s subsequent indication of interest identified a price range that was consistent with the internal valuations of the Inform business segment developed by Quixote management with the assistance of Morgan Keegan.
     As previously indicated, on October 16, 2009, Trinity and Quixote met at the request of Trinity. These discussions focused on Trinity’s interest in acquiring certain identified components of Quixote’s Protect and Direct business segment, and the parties did not discuss an acquisition of the Company as a whole at this time.”
Important Additional Information About the Transaction
     This Report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Quixote common stock are being made pursuant to an offer to purchase and related materials that THP Merger Co., a wholly-owned subsidiary of Trinity, has filed with the SEC and mailed to Quixote’s stockholders. THP Merger Co. has filed a tender offer statement on Schedule TO with the SEC with respect to the offer, and Quixote has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Memorandum of Understanding dated January 28, 2010 relating to Superior Partners, on Behalf of Itself and All Others Similarly Situated vs. Leslie J. Jezuit, Bruce Reimer, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation and Trinity Industries, Inc. (Case No. 10 CH 0613).

10.2	Memorandum of Understanding dated January 28, 2010 relating to Ralph A. Ardito, Individually and on Behalf of All Others Similarly Situated vs. Bruce Reimer, Leslie J. Jezuit, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation, Trinity Industries, Inc. and THP Merger Co. (Case No. 10 CH 2544).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 29, 2010	QUIXOTE CORPORATION
/s/ Daniel P. Gorey
DANIEL P. GOREY
Executive Vice President, Chief Financial Officer (Chief Accounting Officer)

Index to Exhibits
10.1	Memorandum of Understanding dated January 28, 2010 relating to Superior Partners, on Behalf of Itself and All Others Similarly Situated vs. Leslie J. Jezuit, Bruce Reimer, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation and Trinity Industries, Inc. (Case No. 10 CH 0613).

10.2	Memorandum of Understanding dated January 28, 2010 relating to Ralph A. Ardito, Individually and on Behalf of All Others Similarly Situated vs. Bruce Reimer, Leslie J. Jezuit, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation, Trinity Industries, Inc. and THP Merger Co. (Case No. 10 CH 2544).

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